Exhibit 10.2.7

AMENDMENT NO. 6 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 6 (this “Amendment”) dated as of January 6, 2011 to the CREDIT AGREEMENT (the “Credit Agreement”) dated March 12, 2003, as amended by the Amendment No. 1 to Credit Agreement dated December 31, 2003 and further amended by the Amendment No. 2 to Credit Agreement dated December 31, 2004, and further amended by the Amendment No. 3 to Credit Agreement dated March 26, 2008, and further amended by the Amendment No. 4 to Credit Agreement dated June 19, 2009, and further amended by the Amendment No. 5 to Credit Agreement dated December 14, 2009 is by and among ARIAD Pharmaceuticals, Inc., a Delaware corporation and ARIAD Corporation, a Delaware corporation (hereinafter sometimes referred to collectively as the “Borrowers”) and RBS Citizens, National Association (the "Lender").  All capitalized terms not defined herein but defined in the Credit Agreement shall have the meanings given to such terms in the Credit Agreement.

WHEREAS, the Borrowers and the Lender have agreed to certain modifications to the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Borrowers and the Lender hereby agree as follows:

1.            Increase to the Outstanding Principal Amount of the Loan.  The Lender and Borrowers hereby confirm that the current outstanding principal balance of the Loan as of the date of this Amendment is $9,625,000.00.  The Lender hereby agrees to make an advance to the Borrowers in the amount of $4,375,000 to increase the outstanding principal amount of the Loan to $14,000,000.00.

2.            Amendment to Subsection 2.5.  Subsection 2.5 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

2.5       Payment of Loan.  The Borrowers hereby unconditionally promise to pay to the order of the Lender the principal amount of the Loan in twenty installments commencing on March 31, 2011, and continuing on the last day of each third month thereafter until the Maturity Date as follows:

Date	Percentage of Total Principal Amount of Loan Required To Be Paid

March 31, 2011	2.50%
June 30, 2011	2.50%
September 30, 2011	2.50%
December 31, 2011	2.50%
March 31, 2012	2.50%
June 30, 2012	2.50%
September 30, 2012	2.50%
December 31, 2012	2.50%
March 31, 2013	3.75%
June 30, 2013	3.75%
September 30, 2013	3.75%
December 31, 2013	3.75%
March 31, 2014	7.50%
June 30, 2014	7.50%
September 30, 2014	7.50%
December 31, 2014	7.50%
March 31, 2015	8.75%
June 30, 2015	8.75%
September 30, 2015	8.75%
December 31, 2015	8.75%

The Borrowers hereby further agree to pay interest on the unpaid principal balance of the Loan, in arrears, on each Interest Payment Date; provided, however, any such interest accruing at the Late Rate shall be due and payable on demand.  On the Maturity Date (or such earlier date on which the Loan becomes due and payable pursuant to subsection 7.1), the entire remaining outstanding balance of the Loan (including, without limitation, all unpaid principal, all accrued but unpaid interest and all unpaid fees, charges, costs and expenses) shall be immediately due and payable in full.

 3.        Amendment to Appendix A to the Credit Agreement.  The text of the definition of “Maturity Date” contained in Appendix A of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

 “Maturity Date”: December 31, 2015

4.        Credit Extension and Amendment Fee.  The Borrowers hereby agree to pay to the Lender a Credit Extension and Amendment Fee of $7,500.00 in consideration of the Lender entering into this Amendment No. 6 to Credit Agreement.

5.        No Further Amendments.  Except as amended hereby, all other provisions of the Credit Agreement shall remain in full force and effect.  After the effective date hereof, all references in the Credit Agreement and other Financing Documents shall be deemed to refer to the Credit Agreement as amended hereby, representing the entire expression of the parties with respect to the subject matter hereof on the date this Amendment is executed.

6.        Ratification of Financing Documents.  By signing below, the Borrowers ratify and affirm the terms of the Credit Agreement (as amended hereby), the Note, the Security Agreements and all other Financing Documents executed in connection with any of the foregoing, and confirm and represent that each remains in full force and effect and that no default or event of default has occurred thereunder (except such defaults or events of default as have been waived in writing by the Lender on or before the date hereof or such defaults or events of default as the Borrowers have requested, in writing prior to the date hereof, the Lender to waive).

7.        Governing Law.  This Amendment shall be governed in all respects by the laws of the Commonwealth of Massachusetts without regard to any conflicts of laws principles.

8.        Descriptive Headings.  Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provisions of this Amendment.

9.        Counterparts.  This Amendment may be executed in any number of identical counterparts, each of which will constitute an original but all of which when taken together will constitute but one instrument.

10.       Severability.  In the event one or more of the provisions of this Amendment should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

WITNESS our hands and seals as of the date set forth above.

[signatures contained on following page]

WITNESS AS TO BORROWERS:	ARIAD PHARMACEUTICALS, INC.

/s/ Dain K. Waters	By:	/s/ Edward M. Fitzgerald
Name: Dain K, Waters		Name: Edward M. Fitzgerald
Title: Executive Vice President, Chief
Financial Officer

ARIAD CORPORATION

	By:	/s/ Edward M. Fitzgerald
Name: Edward M. Fitzgerald
Title: Vice President, Chief Financial
Officer

WITNESS AS TO LENDER:	RBS CITIZENS, NATIONAL ASSOCIATION

/s/ William M. Clossey	By:	/s/ Scott Haskell
Name: William M. Clossey		Scott Haskell, Senior Vice President

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